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                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 23, 2004




                         FX ENERGY, INC.
      (Exact name of registrant as specified in its charter)


      Nevada                             0-25386              87-0504461
(State or other jurisdiction of  (Commission File Number)   (IRS Employer
incorporation or organization)                             Identification No.)


      3006 Highland Drive, Suite 206
          Salt Lake City, Utah                          84106
  (Address of principal executive offices)            (Zip code)


Registrant's telephone number, including area code:  (801) 486-5555


                               N/A
  (Former name or former address, if changed since last report)



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        ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

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      FX Energy, Inc. is filing this current report on Form 8-K in order to have a comprehensive description of its securities in a filing under the Securities Exchange Act of 1934 that is electronically accessible. This filing does not reflect any change to the rights, privileges or preferences of FX Energy's common or preferred stock.

                    Description of Securities

      FX Energy is authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock (including 500,000 shares of Series A Preferred Stock), $0.001 par value.

Common Stock

      As of December 31, 2003, FX Energy had 27,300,063 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. FX Energy's bylaws provide that a majority of its issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute.

      FX Energy's stockholders have no preemptive rights to acquire additional shares of common stock or other securities. FX Energy's common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of FX Energy, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

      Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. FX Energy seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends on the common stock in the foreseeable future. In certain cases, common stockholders may not receive dividends, if and when declared by the board of directors, until FX Energy has satisfied its obligations to any preferred stockholders.

      The board of directors has authority to authorize the offer and sale of additional securities without the vote of or notice to existing stockholders, and it is possible that additional securities will be issued to provide future financing. The issuance of additional securities could dilute the percentage interest and per share book value of existing stockholders.


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Preferred Stock

      Under FX Energy's articles of incorporation, its board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of the company and voting rights, if any.

      Series A Preferred Stock

      FX Energy is authorized to issue 500,000 shares of Series A Preferred Stock. Such preferred stock is nonredeemable and subordinate to any other series of FX Energy's preferred stock that may at any time be issued. FX Energy currently does not have any preferred stock outstanding. The Series A Preferred Stock is authorized for issuance pursuant to the preferred stock purchase rights that trade with the common stock, as described below. Each share of Series A Preferred Stock is entitled to receive, when, as and if declared, a dividend in an amount equal to one hundred times the cash dividend declared on each share of common stock and one hundred times any noncash dividends declared with respect to each share of common stock, in like kind, other than a dividend payable in shares of common stock. In the event of liquidation, the holder of each share of Series A Preferred Stock shall be entitled to receive a liquidation payment in an amount equal to one hundred times the liquidation payment made per share of FX Energy's common stock.
Each share of Series A Preferred Stock has one hundred votes, voting together with the common stock and not as a separate class, unless otherwise required by law or FX Energy's articles of incorporation. In the event of any merger, consolidation or other transaction in which shares of FX Energy's common stock are exchanged, each share of Series A Preferred Stock is entitled to receive one hundred times the amount received per share of FX Energy's common stock.

      Each share of FX Energy's common stock includes one right (a Right) that entitles the registered holder to purchase from FX Energy one one-hundredth (1/100) of a share of Series A Preferred Stock at an exercise price of $100 per Right, subject to adjustment to prevent dilution. Initially the Rights will not be exercisable, certificates for the Rights will not be issued and, unless and until the Rights become exercisable, they will be transferred with and only with the shares of common stock. The Rights are exercisable on the separation date, which will occur on the earlier of (i) ten calendar days following a public announcement that certain persons or groups have acquired 20% or more of FX Energy's outstanding voting shares, (ii) ten calendar days following the commencement or public announcement of the intent of any person to acquire 20% or more of FX Energy's outstanding voting shares; or (iii) such later date as may be fixed by the board of directors. Following the separation date, certificates representing the Rights will be mailed to holders of record of common stock and thereafter such certificates alone will evidence the Rights. If any person acquires more than 20% of FX Energy's outstanding common stock or FX Energy engages in certain business combinations, other than pursuant to a tender or exchange offering for all shares of common stock approved by the board of directors, the Rights become exercisable for common stock, in lieu of Series A Preferred Stock, by paying one half of the exercise price of the Right for a number of shares of FX Energy's common stock having an aggregate market price equal to such exercise price. Any Rights that are or were beneficially owned by a person that has acquired 20% or more of the outstanding common stock will become void.


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      FX Energy may redeem the Rights at $0.01 per Right at any time until 10 business days after public announcement that a person has acquired 20% or more of the outstanding shares of common stock, provided that the redemption is approved by FX Energy's Rights Redemption Committee, a committee consisting of at least three continuing directors, a majority of whom are not employed by FX Energy. The Rights will expire on April 4, 2007, unless earlier redeemed by FX Energy. Unless the Rights have been previously redeemed, all shares of common stock issued by FX Energy will include Rights. As long as the Rights are redeemable, the Rights Redemption Committee without further stockholder approval may, except with respect to the exercise price or expiration date of the Rights, amend the Rights in any matter that, in the opinion of the board of directors, does not materially adversely affect the interests of holders of the Rights.

      The Stockholder Rights Agreement contemplates that FX Energy will reserve a sufficient number of authorized but unissued shares of common stock to permit the exercise in full of the Rights granted to the current stockholders should these Rights become exercisable.

Certain Article and Bylaw Provisions

      FX Energy's articles of incorporation divide the members of the board of directors into three classes of directors, with each class to be as nearly equal in number of directors as possible, serving staggered, three-year terms. FX Energy's articles of incorporation also provide that directors may be removed, with or without cause, by a two-thirds majority of the stockholders at a meeting called for that purpose and that any resulting vacancies can be filled by only a vote of a majority of the directors remaining in office.

      FX Energy's bylaws permit stockholders to nominate a person for election as a director or to bring other matters before a stockholder meeting only if written notice of such intent is provided to FX Energy at least 30 days prior to the meeting. Such notice of intent to nominate a person for election as a director is required to set forth the same kind of information respecting such nominee as would be required under the proxy rules of the Securities and Exchange Commission, including the written consent of the nominee to serve as a director, if elected, and the name and address of the stockholder making the nomination, as well as the number of shares of stock owned by such stockholder. In the case of other proposed business, the notice must set forth a brief description of each matter proposed, the name and address of the stockholder proposing the matter, the number of shares of stock owned by such stockholder, and any material interest of such stockholder in such matter.

      Nevada law provides that a merger or consolidation, sale or similar transaction involving all or substantially all of FX Energy's assets, the issuance of securities having an aggregate value equal to 5% or more of the aggregate market of all FX Energy's outstanding shares, or the reclassification, recapitalization or similar transaction involving an "interested stockholder" (as defined), within three years after the stockholder became interested, cannot be completed unless such transaction is approved by FX Energy's board of directors. After the expiration of three years after a person becomes an interested stockholder, a transaction cannot be completed with the interested stockholder unless it is approved by the board of directors or a majority of the outstanding voting power not beneficially owned by the interested stockholder, unless certain "fair price" provisions are met. Such fair price provisions generally require that the amount of cash and the market value of the consideration to be received per share by all holders of FX Energy's outstanding common stock not beneficially owned by the interested stockholder be at least equal to the higher of the price per share paid by the interested stockholder or the market value on the date of announcement of the proposed combination. For purposes of these provisions, an interested stockholder is one that beneficially owns, directly or indirectly, 10% or more of the voting power of FX Energy's outstanding stock.


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      The foregoing provisions may tend to deter any potential unfriendly offers or other efforts to obtain control of FX Energy that are not approved by its board of directors and thereby deprive the stockholders of opportunities to sell shares of common stock at prices higher than the prevailing market price. On the other hand, these provisions may tend to assure continuity of management and corporate policies and to induce any person seeking control of FX Energy or a business combination with it to negotiate on terms acceptable to FX Energy's then-elected board of directors.




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                            SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FX ENERGY, INC.
                                       Registrant


Dated:  January 23, 2004               By  /s/ Scott J. Duncan
                                          -----------------------------------
                                          Scott J. Duncan, Vice President










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